Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes.

On December 14, 2022 (the “Distribution Date”), Fortune Brands Innovations, Inc. (the “Company”, “Fortune Brands”, “we”, “our”, or “us”) a Delaware corporation, completed the previously announced separation of its cabinets business into a separate, independent publicly traded company, MasterBrand, Inc. (“Cabinets”, or “MasterBrand”). The separation was structured as a spin-off (the “Spin-off”), which was completed by means of distribution in which each holder of record of Fortune Brands shares, as of 5:00 pm, Central Time, on December 2, 2022 (the “Record Date”), received a pro rata dividend of one Cabinets share, par value $0.01 per share, for each Fortune Brands share held as of the Record Date. Immediately prior to the distribution, Fortune Brands received a one-time $940 million cash payment from MasterBrand. Following the distribution, MasterBrand became an independent public company trading under the symbol “MBC” on the New York Stock Exchange, and Fortune Brands retains no ownership interest in MasterBrand. Fortune Brands will no longer consolidate MasterBrand into its financial results (the entire transaction being referred to as the “Separation”).

The unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and gives effect to the Separation. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022, and for each of the years ended December 31, 2021, 2020 and 2019 reflect the Company’s operating results as if the Separation had occurred as of January 1, 2019. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2022, reflects the Company’s financial position as if the Separation had occurred on such date. After the date of the Separation, the historical financial results of MasterBrand will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial information has been prepared based upon the best available information and management estimates and is subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The pro forma financial information is not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods presented. In addition, the unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date.

The “Historical Fortune Brands” column in the unaudited pro forma condensed consolidated financial information reflects our historical condensed consolidated financial statements for each of the periods presented and does not reflect any adjustments related to the Separation and related transactions.

The “MasterBrand Discontinued Operations” column in the unaudited pro forma condensed consolidated financial information gives effect to the Separation and has been prepared consistent with the guidance for discontinued operations, ASC 205-20 Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”), under U.S. GAAP. Therefore, the Company did not allocate any of our general corporate overhead expenses to the discontinued operation. As such, the unaudited pro forma condensed consolidated financial information does not reflect what our results of operations would have been on a stand-alone basis and is not necessarily indicative of future results of operations. In addition, our current estimates for discontinued operations are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported in the Company’s 2022 Annual Report on Form 10-K.

The “Transaction Accounting Adjustments” column in the unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on the Company’s financial condition and results of operations.

The pro forma financial information includes the impact of the Tax Allocation Agreement. We considered the impact of the Transition Services Agreement and the Employee Matters Agreement and determined that no further pro forma adjustments were necessary as the agreements are not expected to have a material impact on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 or the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2021 and the nine months ended September 30, 2022.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2022

(in millions, except per share amounts)

	Nine Months Ended September 30, 2022
(In millions, except per share amounts)	Historical Fortune Brands	MasterBrand Discontinued Operations (Note 1)	Pro Forma Fortune Brands
NET SALES	$6,082.0	$(2,491.1)	$3,590.9
Cost of products sold	3,895.9	(1,765.7)	2,130.2
Selling, general and administrative expenses	1,259.4	(448.8)	810.6
Amortization of intangible assets	48.9	(13.2)	35.7
Asset impairment charges	26.0	(26.0)	—
Restructuring charges	33.1	(10.9)	22.2

OPERATING INCOME	818.7	(226.5)	592.2
Interest expense	85.4	(29.5)	55.9
Other expense (income), net	(3.6)	(1.5)	(5.1)

Income from continuing operations before income taxes	736.9	(195.5)	541.1
Income taxes	159.8	(56.6)	103.2

Income after tax	577.1	(138.9)	438.2
Equity in losses of affiliate	—	—	—

NET INCOME	577.1	(138.9)	438.2
Less: Noncontrolling interests	—	—	—

NET INCOME ATTRIBUTABLE TO FORTUNE BRANDS	$577.1	$(138.9)	$438.2

BASIC EARNINGS PER COMMON SHARE	$4.40		$3.34
DILUTED EARNINGS PER COMMON SHARE	$4.37		$3.32
Basic average number of shares outstanding	131.2		131.2
Diluted average number of shares outstanding	132.1		132.1

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2021

(in millions, except per share amounts)

	Year Ended December 31, 2021
(In millions, except per share amounts)	Historical Fortune Brands	MasterBrand Discontinued Operations (Note 1)	Transaction Accounting Adjustments	Note 2		Pro Forma Fortune Brands
NET SALES	$7,656.1	$(2,855.3)	$—			$4,800.8
Cost of products sold	4,909.1	(2,068.7)	—			2,840.4
Selling, general and administrative expenses	1,579.0	(485.5)	—			1,093.5
Amortization of intangible assets	64.1	(17.8)	—			46.3
Asset impairment charges	—	—	—			—
Restructuring charges	13.5	(4.2)	—			9.3

OPERATING INCOME	1,090.4	(279.1)	—			811.3
Interest expense	84.4	(30.7)	—			53.7
Other expense (income), net	0.9	(0.4)	(4.0)	(d	)	(3.5)

Income from continuing operations before income taxes	1,005.1	(248.0)	4.0			761.1
Income taxes	232.7	(58.2)	1.0	(d	)	175.5

Income after tax	772.4	(189.8)	3.0			585.6
Equity in losses of affiliate	—	—	—			—

NET INCOME	772.4	(189.8)	3.0			585.6
Less: Noncontrolling interests	—	—	—			—

NET INCOME ATTRIBUTABLE TO FORTUNE BRANDS	$772.4	$(189.8)	3.0			$585.6

BASIC EARNINGS PER COMMON SHARE	$5.62					$4.26
DILUTED EARNINGS PER COMMON SHARE	$5.54					$4.20
Basic average number of shares outstanding	137.5					137.5
Diluted average number of shares outstanding	139.5					139.5

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2020

(in millions, except per share amounts)

	Year Ended December 31, 2020
(In millions, except per share amounts)	Historical Fortune Brands	MasterBrand Discontinued Operations (Note 1)	Pro Forma Fortune Brands
NET SALES	$6,090.3	$(2,469.3)	$3,621.0
Cost of products sold	3,925.9	(1,769.0)	2,156.9
Selling, general and administrative expenses	1,282.6	(434.3)	848.3
Amortization of intangible assets	42.0	(17.8)	24.2
Asset impairment charges	22.5	(9.5)	13.0
Restructuring charges	15.9	(5.5)	10.4

OPERATING INCOME	801.4	(233.2)	568.2
Interest expense	83.9	(29.4)	54.5
Other expense (income), net	(13.3)	(2.2)	(15.5)

Income from continuing operations before income taxes	730.8	(201.6)	529.2
Income taxes	168.8	(51.8)	117.0

Income after tax	562.0	(149.8)	412.2
Equity in losses of affiliate	7.6	—	7.6

NET INCOME	554.4	(149.8)	404.6
Less: Noncontrolling interests	1.3	—	1.3

NET INCOME ATTRIBUTABLE TO FORTUNE BRANDS	$553.1	$(149.8)	$403.3

BASIC EARNINGS PER COMMON SHARE	$3.99		$2.91
DILUTED EARNINGS PER COMMON SHARE	$3.94		$2.88
Basic average number of shares outstanding	138.7		138.7
Diluted average number of shares outstanding	140.2		140.2

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2019

(In millions, except per share amounts)

	Year Ended December 31, 2019
(In millions, except per share amounts)	Historical Fortune Brands	MasterBrand Discontinued Operations (Note 1)	Pro Forma Fortune Brands
NET SALES	$5,764.6	$(2,388.7)	$3,375.9
Cost of products sold	3,712.2	(1,697.0)	2,015.2
Selling, general and administrative expenses	1,256.3	(444.7)	811.6
Amortization of intangible assets	41.4	(17.8)	23.6
Asset impairment charges	41.5	(41.5)	—
Restructuring charges	14.7	(10.2)	4.5

OPERATING INCOME	698.5	(177.5)	521.0
Interest expense	94.2	(42.0)	52.2
Other expense (income), net	29.0	(9.5)	19.5

Income from continuing operations before income taxes	575.3	(126.0)	449.3
Income taxes	144.0	(33.6)	110.4

Income after tax	431.3	(92.4)	338.9
Equity in losses of affiliate	—	—	—

NET INCOME	431.3	(92.4)	338.9
Less: Noncontrolling interests	(0.6)	—	(0.6)

NET INCOME ATTRIBUTABLE TO FORTUNE BRANDS	$431.9	$(92.4)	$339.5

BASIC EARNINGS PER COMMON SHARE	$3.09		$2.43
DILUTED EARNINGS PER COMMON SHARE	$3.06		$2.40
Basic average number of shares outstanding	139.9		139.9
Diluted average number of shares outstanding	141.3		141.3

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2022

(in millions)

	As of September 30, 2022
(In millions)	Historical Fortune Brands	MasterBrand Discontinued Operations (Note 1)	Transaction Accounting Adjustments	Note 2	Pro Forma Fortune Brands
ASSETS
Current assets
Cash and cash equivalents	$345.3	$(38.6)	$940.0	(b)	$1,246.7
Accounts receivable less allowances for discounts and credit losses	936.1	(326.0)	—		610.1
Inventories	1,502.3	(416.2)	—		1,086.1
Other current assets	223.9	(64.1)	22.0	(c)	181.8
TOTAL CURRENT ASSETS	3,007.6	(844.9)	962.0		3,124.7
Property, plant and equipment, net of accumulated depreciation	1,097.7	(341.2)	—		756.5
Operating lease assets	177.0	(55.2)	—		121.8
Goodwill	2,546.2	(924.3)	—		1,621.9
Other intangible assets, net of accumulated amortization	1,375.9	(374.3)	—		1,001.6
Other assets	211.2	(21.9)	4.0	(d)	193.3

TOTAL ASSETS	$8,415.6	$(2,561.8)	$966.0		$6,819.8

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	600.3	—	—		600.3
Accounts payable	672.6	(209.9)	—		462.7
Other current liabilities	775.0	(303.3)	51.6	(a), (d)	523.3
TOTAL CURRENT LIABILITIES	2,047.9	(513.2)	51.6		1,586.3
Long-term debt	2,786.9	—	—		2,786.9
Deferred income taxes	222.7	(105.1)	—		117.6
Accrued defined benefit plans	62.3	(7.5)	—		54.8
Operating lease liabilities	142.4	(43.3)	—		99.1
Other non-current liabilities	123.3	(5.8)	—		117.5
TOTAL LIABILITIES	5,385.5	(674.9)	51.6		4,762.2
Equity
Common stock	1.9	(0.0)	—		1.9
Paid-in capital	3,058.9	(552.1)	940.0	(b)	3,446.8
Accumulated other comprehensive loss	(2.2)	14.3	—		12.1
Retained earnings	3,277.0	(1,349.1)	(25.6)	(a), (c), (d)	1,902.3
Treasury stock	(3,305.5)	—	—		(3,305.5)

TOTAL FORTUNE BRANDS EQUITY	3,030.1	(1,886.9)	914.4		2,057.6

TOTAL LIABILITIES AND EQUITY	$8,415.6	$(2,561.8)	$966.0		$6,819.8

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared from Fortune Brands’ historical accounting records and in accordance with Article 11 of SEC Regulation S-X Pro Forma Financial Information.

The MasterBrand discontinued operations reflects associated assets, liabilities, and stockholders’ equity and results of operations attributable to MasterBrand which were included in the Company’s historical consolidated financial statements in accordance with ASC 205-20. Included within the results of MasterBrand discontinued operations is a voluntary allocation of Fortune Brands’ consolidated interest expense based on MasterBrand’s proportionate share of consolidated net assets and related income tax impacts based on statutory tax rates relevant to the MasterBrand business. The amounts exclude the following:

i. General corporate overhead costs which were historically allocated to MasterBrand that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor costs related to the Company’s corporate support functions (e.g., administration, human resources, finance, accounting, tax, information technology, corporate development, legal, among others) that historically provided support to MasterBrand.

ii. The impact of intercompany activity that was eliminated in consolidation.

Note 2: Transaction Accounting Adjustments

(a) Reflects the accrual for an estimated $50.6 million of non-recurring transaction costs expected to be incurred after September 30, 2022 in connection with the completion of the Separation, primarily related to investment bank fees, third-party advisor fees, legal and professional fees and other costs directly related to the Separation. These additional non-recurring costs have not been reflected in the unaudited Pro Forma Condensed Consolidated Statements of Operations as they will be reflected in Income (loss) from discontinued operations in the Company’s consolidated financial statements in the period such transaction costs are incurred.

(b) Reflects a cash payment, in the form of a dividend, by MasterBrand to Fortune Brands in the amount of $940.0 million in connection with the Separation.

(c) Reflects an adjustment to Other Current Assets of $22.0 million for an estimated reimbursement to Fortune Brands for MasterBrand’s portion of the consolidated 2022 U.S. federal income tax liability under the Tax Allocation Agreement that was reflected as an intercompany receivable due from MasterBrand prior to the Separation.

(d) Reflects the establishment of a $4.0 million indemnification asset pursuant to the Tax Allocation Agreement related to uncertain tax positions associated with the historical MasterBrand business. The tax impact of this pro forma adjustment resulted in an incremental income tax expense of $1.0 million, with a corresponding increase to the current tax liability based on a 25% combined state and federal statutory rate.